Exhibit 99.1

PRESS RELEASE

Salt Lake City, Utah (June 12, 2006) - Energroup Technologies Corporation (OTCBB: ENRG) will change its current trading symbol on the NASD’s OTC Bulletin Board from “ENRG” to “EGRT”. The new symbol “EGRT” will be effective at the open of business on Wednesday, June 14, 2006. Energroup Technologies has no relationship with any issuer who may or may not obtain the previous symbol as this action is being taken solely at the request of NASDAQ. Please see www.otcbb.com for posting of this change.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are made based on management’s current expectations and beliefs. Actual results may vary from those currently anticipated based upon a number of factors. The company undertakes no obligation to release publicly any revision, which may be made to reflect events or circumstances after the date hereof.

Contact:

Thomas J. Howells (801-278-9424) for Energroup Technologies Corporation